Exhibit 1

Agreement of Joint Filing

     Pursuant to 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Camden Partners Strategic Fund II-A, L.P.

By: Camden Partners Strategic II, its
general partner

/s/ Donald W. Hughes___

Name: Donald W. Hughes

Title: Managing Member

Camden Partners Strategic Fund II-B, L.P.

By: Camden Partners Strategic II, its
general partner

/s/ Donald W. Hughes___

Name: Donald W. Hughes

Title: Managing Member

Camden Partners Strategic II, LLC

/s/ Donald W. Hughes___

Name: Donald W. Hughes

Title: Managing Member

12

Richard M. Berkeley

/s/ Donald W. Hughes, Attorney-In-Fact

Richard M. Johnston

/s/ Donald W. Hughes, Attorney-In-Fact

David L. Warnock

/s/ Donald W. Hughes, Attorney-In-Fact

Donald W. Hughes

/s/ Donald W. Hughes___

13